Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File Nos 333-262613 and 333-280751) and on Form S-3 (File Nos 333-271698, 333-273075, and 333-282955) of our report dated March 24, 2025, relating to the financial statements of SKYX Platforms Corp. for the years ended December 31, 2024 and 2023, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 24, 2025